Exhibit 99.1

PRESS RELEASE

Agile Software Corporation 6373 San Ignacio Avenue San Jose, CA 95119 Voice: (408) 284-4000 Fax: (408) 284-4002

Media Contact
Terri Pruett
Agile Software Corporation
Terri.Pruett@agile.com
(408) 284-4048

Agile Reports Fourth Quarter Results for Fiscal 2005

Results in Line with Earlier Guidance

San Jose, CA—May 26, 2005—Agile Software Corporation (NASDAQ: AGIL), a leading provider of product lifecycle management (PLM) solutions, today announced results for the fourth quarter of fiscal 2005, which ended April 30, 2005. Total revenues for the quarter were $32.0 million, an 18% increase from the $27.2 million recorded in the fourth quarter of fiscal 2004. License revenues for the fourth quarter of fiscal 2005 were $12.4 million, compared to $11.1 million for the fourth quarter of fiscal 2004, representing an increase of 12%.

Net loss for the fourth quarter of fiscal 2005, on a GAAP basis, was $4.4 million, or ($0.08) per share, compared to a net loss of $1.7 million, or ($0.03) per share for the fourth quarter of fiscal 2004. Non-GAAP net loss for the fourth quarter of fiscal 2005, which excludes stock compensation, amortization of intangible assets, and acquired in-process research and development, was $1.1 million, or ($0.02) per share, compared to a non-GAAP net loss of $431,000, or ($0.01) per share for the fourth quarter of fiscal 2004, which excludes stock compensation, amortization of intangible assets and gain from foreign currency translation.

Total revenues for the fiscal year ended April 30, 2005 were $117.0 million, compared to $96.3 million for the fiscal year ended April 30, 2004, representing a 21% year-over-year increase

Net loss for the fiscal year ended April 30, 2005, on a GAAP basis, was $7.2 million, or ($0.14) per share, compared to a net loss of $24.1 million, or ($0.48) per share for the fiscal year ended April 30, 2004. Non-GAAP net income for fiscal year ended April 30, 2005, which excludes stock compensation, amortization of intangible assets, acquired in-process research and development, and restructuring and other charges was $870,000, or $0.01 per share, compared to a non-GAAP net loss of $5.0 million, or ($0.10) per share for the fiscal year ended April 30, 2004, which excludes stock compensation, acquisition-related compensation, amortization of intangible assets, acquired in-process research and development, restructuring and other charges, and loss from foreign currency translation.

The reconciliation between net loss on a GAAP basis and non-GAAP net income (loss), for both the quarters and fiscal years ended April 30, 2004 and 2005 is provided in a table immediately following the Condensed Consolidated Statements of Operations (unaudited) below.

Management Commentary

“Fiscal 2005 was a record year for revenues and profits, as well as a year where the broad vision of PLM started to be embraced by industry leading companies such as Cisco, Dell, GSK, Flextronics, Symbol Technologies, Tyco Healthcare, and many more,” said Bryan Stolle, Agile CEO and chairman. “With the acquisition of Cimmetry Systems, the leading collaborative visualization company, and the release of Agile 9 for global enterprises, Agile e6 for complex, highly-engineered products, and Agile Advantage for the small-to-medium enterprise, Agile has set the stage for meaningful growth in FY2006 across multiple industry segments and product categories within PLM.”

“We are pleased with the operational improvements we have made in fiscal 2005, as evidenced by our record revenues, our improved profitability, and the 100 new customers we added over the course of the year,” said Jay Fulcher, Agile president and COO. “We now have a solid North American field operation in place that can scale, and we are focused on bringing our international businesses up to the same level. This improved ability to execute, coupled with our successful introduction and adoption of Agile 9, positions us nicely going into our new fiscal year.”

Customer Wins and Expansions

During the quarter, the Company added 41 new customers. Of these, more than half went live on the Agile Advantage On-Demand PLM solution. Organizations that purchased new or additional licenses of Agile’s PLM solutions include: Applied Materials, BF Goodrich, Broadcom, Conexant, Eastman Kodak, Elcoteq, Emerson Electric, Handtmann, Harley Davidson, IBM, Medtronic, Philips, Nintendo, Siemens, Sverdrup, Symbol Technologies, Tyco Healthcare, Visx and Welch-Allyn.

Awards and Recognition

Agile was added to the “Silicon Valley 150,” the San Jose Mercury News’ annual ranking of the largest public companies in the Silicon Valley. The “Silicon Valley 150” ranks public companies headquartered in the Silicon Valley on the basis of worldwide revenues for the most recent available four quarters. In addition, Agile was added to the 2004 “Network World 200”, Network World Magazine’s annual ranking of the largest public network companies in North America. The 2004 “Network World 200” ranks public network companies on the basis of revenue during the four quarters of the 2004 fiscal year. Agile was the only pure-play PLM supplier to merit inclusion in these prestigious lists.

Conference Call Details

Agile will discuss its fourth quarter results and management’s forward looking guidance on a conference call today beginning at 2:00pm Pacific Time. A Webcast of the conference will be available on Agile’s Website at www.agile.com under the ‘Investor Relations’ section. You may access replays of the Webcast for ninety days after the call at http://www.agile.com/investors. Financial and statistical information to be discussed in the call will be available on the company’s Website immediately prior to commencement of the call. Additional investor information can be accessed at www.agile.com or by calling Agile’s Investor Relations at (408) 284-4042.

About Agile Software Corporation

Agile Software Corporation (NASDAQ: AGIL) helps companies drive profits, accelerate innovation, reduce costs, and ensure regulatory compliance throughout the product lifecycle. With a broad suite of enterprise class PLM solutions, time-to-value focused implementations, and a unique Guaranteed Business ResultsSM program, Agile helps companies get the most from their products. Alcatel, Boeing, Dell Inc., Flextronics International, Hitachi, Leapfrog, Lockheed Martin, Magna Steyr, Siemens, QUALCOMM and ZF are among the over 10,000 customers in the automotive, aerospace and defense, consumer products, electronics, high tech, industrial products, and life sciences industries that use Agile solutions. For more information, call 408-284-4000 or visit www.agile.com.

Non-GAAP Financial Measures

In addition to reporting our preliminary estimate of financial results in accordance with generally accepted accounting principles, or GAAP, we are also providing with this press release non-GAAP net income and non-GAAP net income per share information. In preparing our non-GAAP information, we have excluded where applicable, stock compensation (a non-cash charge), acquisition-related amortization of intangible assets and acquired in-process research and development (non-cash charges), acquisition related compensation (a non-recurring charge), restructuring and other charges, and gain (loss) from foreign currency translation (a non-cash and non-recurring charge). Because of the non-recurring or infrequent nature and/or non-cash nature of several of these charges, we believe that excluding them provides both management and investors with additional insight into our current operations, the trends affecting the Company and the Company’s marketplace performance. In particular, management finds it useful to exclude the non-cash charges in order to more readily correlate the Company’s operating activities with the Company’s ability to generate cash from operations, and excludes the non-recurring and infrequently incurred cash items as a means of more accurately predicting liquidity requirements. Accordingly, management uses these non-GAAP measures, along with the comparable GAAP information, in evaluating our historical performance and in planning our future business activities. Please note that our non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information we present should be considered in conjunction with, and not as a substitute for, our financial information presented in accordance with GAAP.

Safe Harbor Statement

This press release contains “forward-looking statements” as defined under securities laws, including statements relating to the Company’s outlook for fiscal 2006. Actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause our results to differ include, but are not limited to: potential defects in, or delays in our ability to deliver new releases of, our software products; our ability to effectively integrate businesses that we have acquired or may acquire in the future; our ability to improve our international business operations; and the overall health and growth of IT spending in general and demand for PLM solutions in particular. For additional information regarding these and other risks inherent in our business, please see “Risk Factors “ included in our Annual Report on Form 10-K for the year ended April 30, 2004, and in our Quarterly Report on Form 10-Q for the quarter ended January 31, 2005, as filed with the Securities and Exchange Commission. We undertake no obligation to revise our forward-looking statements to reflect events or circumstances after the date hereof as a result of new information, future events or otherwise.

NOTE: Agile and Agile Software are registered trademarks of Agile Software Corporation. All other brand or product names are trademarks and registered trademarks of their respective holders.

Agile Software Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2005	2004	2005	2004
Revenues:
License	$12,431	$11,139	$46,406	$36,293
Service	19,578	16,052	70,581	60,012

Total revenues	32,009	27,191	116,987	96,305

Cost of revenues:
License	849	920	4,333	3,694
Service	9,691	7,979	33,554	28,993
Stock compensation	66	93	245	240
Acquisition-related compensation	—	—	—	595
Amortization of intangible assets	712	337	1,245	709

Total cost of revenues	11,318	9,329	39,377	34,231

Gross profit	20,691	17,862	77,610	62,074

Operating expenses:
Sales and marketing:
Other sales and marketing	12,974	10,803	46,144	38,302
Stock compensation	109	170	440	3,158
Research and development:
Other research and development	7,413	5,933	23,884	23,147
Stock compensation	25	41	50	206
General and administrative:
Other general and administrative	3,294	2,447	11,556	8,954
Stock compensation	40	86	197	678
Acquisition-related compensation	—	—	—	1,091
Amortization of intangible assets	652	657	2,055	2,092
Acquired in-process research and development	1,700	—	1,700	500
Restructuring and other charges	—	—	2,132	9,201

Total operating expenses	26,207	20,137	88,158	87,329

Loss from operations	(5,516)	(2,275)	(10,548)	(25,255)

Interest and other income, net	1,021	746	4,068	3,093
Gain (loss) from foreign currency translation	—	104	—	(639)

Loss before income taxes	(4,495)	(1,425)	(6,480)	(22,801)
Provision for (benefit from) income taxes	(106)	286	714	1,294

Net loss	$(4,389)	$(1,711)	$(7,194)	$(24,095)

Net loss per share:
Basic and diluted	$(0.08)	$(0.03)	$(0.14)	$(0.48)

Weighted average shares outstanding
Basic	53,498	52,269	52,914	50,191

Diluted	53,498	52,269	52,914	50,191

Agile Software Corporation

Non-GAAP Financial Measures and Reconciliations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2005	2004	2005	2004
GAAP net loss to non-GAAP net income (loss) reconciliation:
GAAP net loss	$(4,389)	$(1,711)	$(7,194)	$(24,095)
Stock compensation	240	390	932	4,282
Acquisition-related compensation	—	—	—	1,686
Amortization of intangible assets	1,364	994	3,300	2,801
Acquired in-process research and development	1,700	—	1,700	500
Restructuring and other charges	—	—	2,132	9,201
(Gain) loss from foreign currency translation	—	(104)	—	639

Non-GAAP net income (loss)	$(1,085)	$(431)	$870	$(4,986)

GAAP diluted to non-GAAP diluted net income (loss) per share reconciliation:
GAAP diluted net loss per share	$(0.08)	$(0.03)	$(0.14)	$(0.48)
Stock compensation	—	0.01	0.02	0.09
Acquisition-related compensation	—	—	—	0.03
Amortization of intangible assets	0.03	0.02	0.06	0.06
Acquired in-process research and development	0.03	—	0.03	0.01
Restructuring and other charges	—	—	0.04	0.18
(Gain) loss from foreign currency translation	—	(0.01)	—	0.01

Non-GAAP diluted net income (loss) per share	$(0.02)	$(0.01)	$0.01	$(0.10)

Weighted average shares used in calculating non-GAAP diluted net income per share	53,498	52,269	54,439 (1)	50,191

(1)	Weighted average shares used in calculating non-GAAP diluted net income per share for the twelve months ended April 30, 2005 were computed while giving effect to all dilutive potential common shares, which were anti-dilutive for the purpose of calculating GAAP diluted net loss per share.

Agile Software Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	April 30, 2005	April 30, 2004
ASSETS
Current assets:
Cash and cash equivalents	$81,760	$45,337	(1)
Short-term investments	93,444	124,495	(1)
Accounts receivable, net	26,899	19,998
Other current assets	5,157	5,356

Total current assets	207,260	195,186

Long-term investments	23,176	68,389
Property and equipment, net	8,739	8,696
Goodwill	66,658	34,724
Intangible assets, net	12,735	5,456
Other assets	1,127	2,186

Total assets	$319,695	$314,637

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other liabilities	$26,484	$25,281
Deferred revenue	25,190	20,104

Total current liabilities	51,674	45,385

Other non-current liabilities	7,140	7,758

Total liabilities	58,814	53,143

Total stockholders’ equity	260,881	261,494

Total liabilities and stockholders’ equity	$319,695	$314,637

(1)	The Company has reclassified its auction rate securities, previously classified as cash equivalents, as short-term investments in the accompanying April 30, 2004 unaudited condensed consolidated balance sheets. This reclassification has no impact on our Unaudited Condensed Consolidated Statements of Operations.